Exhibit 3.2

CERTIFICATE OF FORMATION

OF

IVORY REIT, LLC

This Certificate of Formation of Ivory REIT, LLC (the “Company”) is being executed as of August 30, 2022 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Act.

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is Ivory REIT, LLC.

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

3. Effective Time. This Certificate of Formation shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

/s/ Amy Cornacchia
Amy Cornacchia Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

IVORY REIT, LLC

Pursuant to Section 18-202 of the

Delaware Limited Liability Company Act

1. The name of the limited liability company is Ivory REIT, LLC (the “Company”).

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to STORE Capital LLC.

3. Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

“1. Name. The name of the limited liability company is STORE Capital LLC.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 3rd day of February, 2023.

IVORY REIT, LLC

By:	/s/ Mary Fedewa
Name: Mary Fedewa Title: Executive Vice President, President and Chief Executive Officer

[Signature Page to Certificate of Amendment]